Exhibit 99.1

FOR IMMEDIATE RELEASE

THL Credit Announces First Quarter 2014 Financial Results

Declares a Dividend of $0.34 Per Share

BOSTON – May 12, 2014 – THL Credit, Inc. (NASDAQ: TCRD) (“THL Credit” or the “Company”), a direct lender to middle market companies, today announced financial results for its fiscal first quarter ended March 31, 2014. Additionally, THL Credit announced that its Board of Directors has declared a second fiscal quarter 2014 dividend of $0.34 per share payable on June 30, 2014, to stockholders of record as of June 16, 2014.

HIGHLIGHTS

($ in millions, except per share amounts)
As of March 31, 2014
Portfolio results
Total assets	$769.7
Investment portfolio, at fair value	$739.0
Net assets	$452.4
Net asset value per share	$13.34
Weighted average yield on investments	11.0%

	Quarter ended March 31, 2014	Quarter ended March 31, 2013
Portfolio activity
Total portfolio investments made, at par	$127.9	$58.0
Number of new portfolio investments	7	5
Number of portfolio investments at end of period	58	40
Operating results
Total investment income	$20.9	$14.4
Net investment income	$10.7	$7.4
Net increase in net assets from operations	$11.0	$8.6
Net investment income per share	$0.32	$0.28
Dividends declared per share	$0.34	$0.33

“We are pleased with the investment opportunities originated by our five offices, resulting in $128 million of new capital deployed across seven new and five follow-on investments during the quarter,” said James K. Hunt, chief executive officer of THL Credit. “We continue to see the most attractive risk-adjusted returns in the current market at the higher end of the capital structure. Consistent with our sourcing strategy, 88 percent of THL Credit’s investments this quarter were directly originated from relationships with private equity firms, financial advisors, banks and other lending partners. The recently announced expansion of our credit facility commitments, by $85 million, to $410 million at a lower cost and extended tenor will provide us with the liquidity to acquit our growth while enhancing the returns to our shareholders.”

PORTFOLIO AND INVESTMENT ACTIVITY

In the first quarter, THL Credit closed on $93.5 million in seven new investments and $34.4 million in follow-on investments in five existing portfolio companies.

Investments for the quarter included:

•	$24.9 million investment in the senior secured term loan of Igloo Products Corp., a designer, manufacturer and marketer of ice chests and coolers, headquartered in Katy, TX;

•	$20.0 million investment in the second lien term loan of TriMark USA, LLC, a food service equipment and supplies distributor, headquartered in South Attleboro, MA;

•	$12.0 million investment in the second lien term loan of Tectum Holdings, Inc., a supplier of truck bed covers and bedliners, headquartered in Ann Arbor, MI;

•	$11.0 million investment in the second lien term loan of Synarc-Biocore Holdings, LLC, a provider of specialized services to the pharmaceutical industry, headquartered in Newton, PA;

•	$10.3 million investment in the senior secured term loan in Allied Wireline Services, LLC (“Allied”) and $0.6 million equity investment in an affiliated entity of Allied, an independent wireline service provider to the energy industry, headquartered in Houston, TX;

•	$8.3 million investment in the senior secured term loan of BeneSys, Inc., a provider of technology enabled third-party administrative services to multi-employer trusts, headquartered in Troy, MI;

•	$9.9 million commitment in the senior secured term loan of Wheels Up Partners LLC (“Wheels Up”), of which $5.4 million was funded during the quarter, along with a $1.0 million equity investment in an affiliated entity of Wheels Up, a company providing membership-based private aviation for individuals and corporations, headquartered in New York, NY; and

•	Follow-on investments of $1.8 million in the revolving loan of Loadmaster Derrick & Equipment, Inc., $4.9 million in the second lien term loan of Connecture, Inc., $18.5 million in the senior secured term loan of 20-20 Technologies Inc., $0.8 million investment in Freeport Financial SBIC Fund LP, and $8.4 million in the subordinated notes of Trinity Services Group, Inc.

Notable realizations for the quarter included:

•	$16.8 million in proceeds from the repayment of THL Credit’s debt investment in SeaStar Solutions, which includes a prepayment premium of $0.3 million;

•	$8.4 million from the repayment of THL Credit’s investment in LCP Capital Fund LLC;

•	$4.9 million from the partial sale of THL Credit’s debt investment in Surgery Center Holdings, Inc.;

•	$1.5 million in proceeds from the repayment of the revolver facility of Key Brand Entertainment Inc.; and

•	$0.9 million from the sale of THL Credit’s equity investment in Jefferson Management Holdings Inc.

These transactions bring the total fair value of THL Credit’s investment portfolio to $739.0 million across 58 portfolio investments at the end of the first quarter. The weighted average yield on new investments made this quarter was 10.6 percent. As of March 31, 2014, the weighted average yield of the debt and income-producing securities in the investment portfolio at their current cost basis was 11.0 percent. The weighted average yield on the debt investments alone at their current cost basis was 10.7 percent. As of March 31, 2014, THL Credit had three loans on non-accrual status with an aggregate amortized cost basis of $39.4 million and fair value of $31.4 million, or 5.3 percent and 4.2 percent of the portfolio’s amortized cost and fair value, respectively.

As of March 31, 2014, THL Credit’s investment portfolio at fair value was allocated 44 percent in first lien debt, including unitranche investments, 27 percent in second lien debt, 20 percent in subordinated debt, 8 percent in other income-producing securities and 1 percent in equity securities.

This compares to its portfolio as of Dec. 31, 2013, which had a fair value of $648.9 million across 54 investments allocated 41 percent in first lien debt, including unitranche investments, 24 percent in second lien debt, 24 percent in subordinated debt, 9 percent in other income-producing securities and 2 percent in equity securities. The weighted average yield of the debt and other income-producing securities in the investment portfolio at their cost basis as of Dec. 31, 2013, was 11.7 percent. The weighted average yield on the debt investments alone at their cost basis as of Dec. 31, 2013 was 11.4 percent. As of Dec. 31, 2013, THL Credit had two loans on non-accrual status with an aggregate amortized cost basis of $21.0 million and fair value of $16.8, or 3.2% and 2.6% of the portfolio’s amortized cost and fair value, respectively.

RESULTS OF OPERATIONS

Investment income

Total investment income for the three months ended March 31, 2014 and 2013 was $20.9 million and $14.4 million, respectively, and consisted of $15.9 million and $12.7 million of interest income on debt securities (which included $0.5 million and $1.1 million, respectively, of PIK interest and $0.3 million and $0, respectively, of prepayment premiums), $2.1 million and $0 of dividend income, $1.7 million and $1.2 million of interest income on other income-producing securities and $1.2 million and $0.5 million of other income, respectively, primarily related to fees from THL Credit’s managed funds, THL Credit Greenway Fund LLC (“Greenway”) and THL Credit Greenway Fund II LLC (“Greenway II”).

The increase in the investment income compared to the same periods in prior years is due to the growth of THL Credit’s investment portfolio, dividends received from its equity investments and fees related to its managed funds.

Expenses

Expenses for the three months ended March 31, 2014 and 2013 were $10.2 million and $7.0 million, respectively. For the three months ended March 31, 2014 and 2013, base management fees were $2.5 million and $1.5 million, incentive fees totaled $2.7 million and $2.3 million, administrator and other expenses for the same periods totaled $2.0 million and $1.6 million and fees and expenses related to THL Credit’s credit facility for the same periods totaled $2.4 million and $1.6 million, respectively. In addition, for the three months ended March 31, 2014 and 2013, THL Credit recorded an income tax provision related to its consolidated blocker corporations and excise tax of $0.6 million and $0, respectively.

The increase in operating expenses for the respective periods was due primarily to the increase in base management and incentive fees related to the growth of the portfolio, credit facility expenses, which was a result of an increase in the credit facility commitments and usage, and taxes related to dividends and earnings on equity investments held in the tax blocker corporations.

Net investment income

Net investment income totaled $10.7 million and $7.4 million, or $0.32 and $0.28 per share based upon weighted average common shares outstanding, for the three months ended March 31, 2014 and 2013, respectively.

The increase in net investment income compared to the same period in the prior year was due primarily to the growth of THL Credit’s investment portfolio, dividend income received from its equity investments and fees related to its managed funds.

Net realized gains and losses on investments

For the three months ended March 31, 2014, THL Credit recognized a net realized gain of $0.3 million related primarily to a gain of $0.8 million from distributions from Surgery Center Holdings, Inc. less a realized loss of $0.5 million recognized from the sale of THL Credit’s equity holdings in Jefferson Management Holdings, LLC. In addition, during the three months ended March 31, 2014, THL Credit recognized a current tax provision related to realized gains in connection with an adjustment to tax estimates of $0.3 million. For the three months ended March 31, 2013, THL Credit did not recognize any realized gains or tax provisions related to realized gains.

Net change in unrealized appreciation on investments

For the three months ended March 31, 2014 and 2013, THL Credit’s investment portfolio had a net change in unrealized appreciation of $(0.6) million and $1.7 million, respectively. The net change in unrealized appreciation compared to the same periods in the prior year was driven by changes in capital market conditions, financial performance of certain portfolio companies and the reversal of unrealized appreciation of investments repaid.

Provision for taxes on unrealized gain on investments

For the three months ended March 31, 2014 and 2013, the Company recognized a benefit (provision) for tax on unrealized gains of $1.0 million and ($0.5) million related to consolidated subsidiaries, respectively.

The decrease in provision for tax on unrealized gain relates primarily to changes to the unrealized appreciation (depreciation) of the investments held in the taxable consolidated subsidiaries as well as the change in the 2013 estimates received from certain portfolio companies.

Realized and unrealized appreciation (depreciation) on interest rate derivative

For the three months ended March 31, 2014 and 2013, THL Credit’s interest rate derivative agreement, had a net change in unrealized appreciation (depreciation) of $0.1 million and $0.1 million, respectively. The net change in unrealized appreciation (depreciation) was due to capital market changes impacting swap rates.

For the three months ended March 31, 2014 and 2013, THL Credit recognized a realized loss related to amounts paid on the interest rate derivative of $0.1 million and $0.1 million, respectively.

Net increase in net assets resulting from operations

Net increase in net assets resulting from operations totaled $11.0 million and $8.6 million, or $0.32 and $0.33 per share based upon weighted average common shares outstanding, for the three months ended March 31, 2014 and 2013, respectively.

The increase in net assets resulting from operations is due to the continued growth in net investment income, which is a result of THL Credit growing its portfolio, dividends and realized gains from equity investments and unrealized appreciation on investments, including the benefit for taxes on unrealized gain on investments.

FINANCIAL CONDITION, LIQUIDITY INCLUDING THE CAPITAL RESOURCES

As of March 31, 2014, THL Credit had cash of $14.0 million.

THL Credit’s liquidity and capital resources are derived from its revolving credit facility and equity raises and cash flows from operations, including investment sales and repayments, and income earned. The Company’s primary use of funds includes making investments in portfolio companies, payment of dividends to stockholders and funding operating expenses it incurs. THL Credit used, and expects to continue to use, these capital resources, together with proceeds from the turnover within the portfolio and from future public and private offerings of securities to finance its investment objectives.

At March 31, 2014, THL Credit had $305.4 million in outstanding borrowings, which was comprised of $93.0 million outstanding on the Company’s term loan and $212.4 million outstanding on the Company’s revolving credit facility, with a weighted average interest rate of 3.66 percent. THL Credit borrowed $122.6 million under its revolving credit facility and repaid $21.5 million on its revolving credit facility with proceeds from investment prepayments and sales and income earned.

For the three months ended March 31, 2014, THL Credit’s operating activities used cash of $83.4 million primarily in connection with the purchase and sales of investments and its financing activities provided cash of $101.1 million from the Company’s net borrowings and used $11.5 million for distributions to stockholders.

For the three months ended March 31, 2013, THL Credit’s operating activities used cash of $33.8 million primarily in connection with the purchase and sales of investments and its financing activities provided cash of $39.9 million from net borrowings and used cash of $8.7 million for distributions to stockholders and $1.3 million for the payment of financing and offering costs.

RECENT DEVELOPMENTS

From April 1, 2014 through May 12, 2014, THL Credit closed a floating rate senior secured debt investment of $1.4 million in an existing portfolio company in the transportation industry with a weighted average yield of 9.6% and an equity investment of $1.7 million in an existing portfolio company in the consumer products industry.

On April 1, 2014, THL Credit received proceeds of $10.3 million from a partial sale of the second lien term loan of Blue Coat Systems, Inc. A realized gain of $0.3 million was recognized.

On April 16, 2014, THL Credit received proceeds of $13.2 million in connection with the prepayment of the senior secured term loan of Cydcor LLC at par.

On April 24, 2014, THL Credit received proceeds of $28.1 million in connection with the prepayment of the senior secured term loan of NCM Group Holdings, LLC. The proceeds included a $1.3 million prepayment premium.

On April 30, 2014, THL Credit closed on an additional $85 million of commitments to its revolving and term loan credit facilities, which increased the commitments on the revolving credit facility from $232.0 to $303.5 million and commitments on the term loan facility from $93.0 to $106.5 million. THL Credit also extended the final maturity of the revolving credit facility from May 2017 to May 2018 and reduced pricing from LIBOR plus 3.00% to LIBOR (with no floor) plus 2.50%. THL Credit also extended the final maturity of the term loan facility from May 2018 to May 2019 and reduced pricing from LIBOR plus 4.00% to LIBOR (with no floor) plus 3.25%.

On May 7, 2014, the THL Credit’s board of directors declared a dividend of $0.34 per share payable on June 30, 2014 to stockholders of record at the close of business on June 16, 2014.

CONFERENCE CALL

THL Credit will host a conference call to discuss these results and its business outlook on May 13, 2014, at 8:30 a.m. Eastern Daylight Time. The conference call will be led by James K. Hunt, chief executive officer, and Terrence W. Olson, chief operating officer and chief financial officer.

For those wishing to participate by telephone, please dial (877) 375-9141 (domestic) or (253) 237-1151 (international). Use passcode 30489261. THL Credit will also broadcast the conference call live via its website at www.thlcredit.com. Starting approximately two hours after the conclusion of the call, a replay will be available through May 20, 2014, by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) and entering passcode 30489261. The replay will also be available on the Company’s website.

AVAILABLE INFORMATION

THL Credit’s filings with the Securities and Exchange Commission, press releases, earnings releases, investor presentation and other financial information are available on its website at www.thlcredit.com.

THL CREDIT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

(in thousands, except per share data)

	March 31, 2014 (unaudited)	December 31, 2013
Assets:
Investments at fair value:
Non-controlled, non-affiliated investments (cost of $736,678 and $645,911, respectively)	$739,019	$648,860
Non-controlled, affiliated investments (cost of $8 and $7, respectively)	8	7

Total investments at fair value (cost of $736,686 and $645,918, respectively)	$739,027	$648,867
Cash	13,951	7,829
Deferred financing costs	4,297	4,604
Interest receivable	7,641	7,225
Escrow receivable	1,800	1,800
Receivable for paydown of investments	1,006	275
Due from affiliate	839	1,025
Other deferred assets	779	825
Prepaid expenses and other assets	392	441

Total assets	$769,732	$672,891

Liabilities:
Loans payable	$305,350	$204,300
Payable for investment purchased	—	4,400
Accrued incentive fees	4,486	3,421
Base management fees payable	2,524	2,243
Deferred tax liability	1,329	2,414
Accrued expenses	1,393	1,617
Income taxes payable	630	71
Due to affiliate	498	474
Accrued administrator expenses	427	158
Other deferred liabilities	247	—
Accrued credit facility fees and interest	223	567
Interest rate derivative	230	284

Total liabilities	317,337	219,949
Commitments and contingencies (Note 8)

Net Assets:
Preferred stock, par value $.001 per share, 100,000 preferred shares authorized, no preferred shares issued and outstanding	—	—
Common stock, par value $.001 per share, 100,000 common shares authorized, 33,905 shares issued and outstanding at March 31, 2014 and December 31, 2013, respectively	34	34
Paid-in capital in excess of par	449,164	450,043
Net unrealized appreciation on investments, net of provision for taxes of $1,443 and $2,414, respectively	897	535
Net unrealized depreciation on interest rate derivative	(230)	(284)
Interest rate derivative periodic interest payments, net	(726)	(613)
Accumulated undistributed net realized gains	—	2,023
Accumulated undistributed net investment income	3,256	1,204

Total net assets	452,395	452,942

Total liabilities and net assets	$769,732	$672,891

Net asset value per share	$13.34	$13.36

THL CREDIT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	For the three months ended March 31,
	2014	2013
Investment Income:
From non-controlled, non-affiliated investments:
Interest income	$17,552	$13,890
Dividend income	2,147	—
Other income	442	35
From non-controlled, affiliated investment:
Other income	754	498

Total investment income	20,895	14,423
Expenses:
Incentive fees	2,745	2,312
Base management fees	2,524	1,523
Credit facility interest and fees	2,089	1,094
Administrator expenses	927	889
Other general and administrative expenses	585	349
Amortization of deferred financing costs	307	496
Professional fees	311	227
Directors’ fees	149	127

Total expenses	9,637	7,017
Income tax provision and excise tax	558	—

Net investment income	10,700	7,406
Realized Gain (Loss) and Change in Unrealized Appreciation on Investments:
Net realized gain on non-controlled, non-affiliated investments	299	—
Net change in unrealized appreciation on investments:
Non-controlled, non-affiliated investments	(609)	1,699
Non-controlled, affiliated investments	—	—

Net change in unrealized appreciation on investments	(609)	1,699

Net realized and unrealized (loss) gain from investments	(310)	1,699
Provision for taxes on realized gain on investments	(321)	—
Benefit (provision) for taxes on unrealized gain on investments	971	(529)
Interest rate derivative periodic interest payments, net	(113)	(104)
Net change in unrealized appreciation (depreciation) on interest rate derivative	54	142

Net increase in net assets resulting from operations	$10,981	$8,614

Net investment income per common share:
Basic and diluted	$0.32	$0.28
Net increase in net assets resulting from operations per common share:
Basic and diluted	$0.32	$0.33
Dividends declared and paid	$0.34	$0.33
Weighted average shares of common stock outstanding:
Basic and diluted	33,905	26,315

ABOUT THL CREDIT

THL Credit, Inc. (“THL Credit”) is an externally-managed, non-diversified closed-end management investment company that has elected to be treated as a business development company (BDC) under the Investment Company Act of 1940. THL Credit’s investment objective is to generate both current income and capital appreciation, primarily through investments in privately negotiated debt and equity securities of middle market companies.

THL Credit is headquartered in Boston, with additional investment teams in Los Angeles, New York, Houston and Chicago. THL Credit is a direct lender that invests in subordinated, or mezzanine, debt and second lien secured debt, which may include an associated equity component such as warrants, preferred stock or other similar securities. THL Credit also selectively invests in first lien senior secured loans that generally have structures with higher interest rates, which include unitranche investments. In certain instances, THL Credit will also make direct equity investments and may also selectively invest in more liquid broadly syndicated loans as well as residual interest, or equity, of collateralized loan obligations, from time to time. THL Credit targets investments in middle market companies with annual revenues of between $25 million and $500 million that require capital for growth and acquisitions. THL Credit’s investment activities are managed by THL Credit Advisors LLC, an investment adviser registered under the Investment Advisers Act of 1940.

ABOUT THL CREDIT ADVISORS LLC

THL Credit Advisors LLC (“THL Credit Advisors”) is an investment manager for both direct lending and broadly syndicated high yielding investments through public and private vehicles, collateralized loan obligations, separately managed accounts and co-mingled funds. THL Credit Advisors maintains a variety of advisory or sub-advisory relationships across its investment platform, including THL Credit, Inc. (Nasdaq: TCRD), a publicly traded business development company, and THL Credit Senior Loan Fund (NYSE: TSLF), a non-diversified, closed-end management investment company. Headquartered in Boston, THL Credit Advisors also has investment teams in Chicago, Houston, Los Angeles and New York.

FORWARD-LOOKING STATEMENTS

Statements made in this press release may constitute forward-looking statements. Such statements reflect various assumptions by THL Credit concerning anticipated results and are not guarantees of future performance. The accuracy of such statements involves known and unknown risks, uncertainties and other factors that, in some ways, are beyond management’s control, including the factors described from time to time in filings by THL Credit with the Securities and Exchange Commission. THL Credit undertakes no duty to update any forward-looking statements made herein. All forward-looking statements speak only as of the date of this press release.

Investor Contact:

THL Credit, Inc.

Terrence W. Olson, COO & CFO

800-450-4424

Media Contact:

Sard Verbinnen & Co

Matt Benson

212-687-8080

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